EXHIBIT 21.1

SUBSIDIARIES OF GRAN TIERRA ENERGY INC.

The table below sets forth all subsidiaries of Gran Tierra Energy Inc. and the state or other jurisdiction of incorporation or organization of each.

Subsidiary	Jurisdiction of Incorporation
1203647 Alberta, Inc.	Alberta, Canada
Gran Tierra Goldstrike Inc.	Alberta, Canada
Gran Tierra Energy Inc.	Alberta, Canada
Gran Tierra Energy Canada ULC	Alberta, Canada
Gran Tierra Callco ULC	Alberta, Canada
Gran Tierra Exchangeco Inc.	Alberta, Canada
Solana Resources Ltd.	Alberta, Canada
Gran Tierra Argentina Holdings ULC	Alberta, Canada
Gran Tierra Brazco ULC	Alberta, Canada
Gran Tierra Petroco Inc.	Canada
Argosy Energy LLC	Delaware
Gran Tierra Energy Colombia, Ltd.	Utah
PCESA	Ecuador
Gran Tierra Energy Argentina S.R.L.	Argentina
Gran Tierra Energy Brasil Ltda.	Brazil
Gran Tierra Energy Cayman Islands Inc.	Cayman Islands
Solana Petroleum Exploration (Colombia) Ltd.	Cayman Islands
Gran Tierra International Holdings Ltd	Cayman Islands
Gran Tierra International (Peru) Holdings B.V.	Curacao
Gran Tierra Energy Peru B.V.	Curacao
Gran Tierra Energy Peru S.R.L.	Peru